UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ADEX MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-8755674
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

883 N. Shoreline Blvd., Suite A-200
Mountain View, CA 94043
(650) 967-3040
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bullivant Houser Bailey PC
601 California Street, Suite 1800
San Francisco, CA 94150
(415) 352-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8

DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to a Registration Statement on Form S-8 (File No. 333-161161) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2009, by AdEx Media, Inc. (the “Company”), the Company registered 10,000,000 shares of the Company’s common stock, par value $0.0001 (the “Shares”), issuable under the Company's First Amended and Restated Employee Stock Option Plan (the "Option Plan").

The Company is seeking to deregister all Shares that remain unsold under the Registration Statement as of the date hereof because the Company no longer has an obligation to keep the Registration Statement effective.  Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all remaining unsold Shares registered pursuant to the Registration Statement which would have otherwise remained available for sale under the Registration Statement as of the date hereof.  This Post-Effective Amendment No.1 will also serve to terminate the effectiveness of the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, Adex Media, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, California, on April 15, 2010.

ADEX MEDIA, INC. Delaware Corporation
/s/ Ben Zadik
Dated: April 15, 2010	By: Ben Zadik
Its: Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Ben Zadik
Dated: April 15, 2010	Ben Zadik, Chief Financial Officer (Principal Accounting Officer)

/s/ Joseph Abrams
Dated: April 15, 2010	Joseph Abrams, Chairman of Board of Director

/s/ Mark Geist
Dated: April 15, 2010	Mark Geist, Director

/s/ Ed Roffman
Dated: April 15, 2010	Ed Roffman, Director

/s/ Ed Bernstein
Dated: April 15, 2010	Ed Bernstein, Director